                                                                     Exhibit 4.6
================================================================================


                                WARRANT AGREEMENT


                            Dated as of May 26, 2000


                                 By and Between


                              SW ACQUISITION, L.P.


                                       and


                              THE BANK OF NEW YORK,


                                as Warrant Agent


                             ----------------------


                   Warrants to Purchase Partnership Interests
                             in SW Acquisition, L.P.


================================================================================

                                                  TABLE OF CONTENTS
                                                  -----------------

                                                                                                        Page
                                                                                                         ----
                                                        ARTICLE I

                                            ISSUANCE, FORM, EXECUTION, DELIVERY
                                          AND REGISTRATION OF WARRANT CERTIFICATES
SECTION 1.01.        Issuance of Warrants..............................................................   2
SECTION 1.02.        Form of Warrant Certificates......................................................   3
SECTION 1.03.        Execution of Warrant Certificates.................................................   3
SECTION 1.04.        Authentication and Delivery.......................................................   4
SECTION 1.05.        Temporary Warrant Certificates....................................................   5
SECTION 1.06.        Separation of Warrants and Shares.................................................   6
SECTION 1.07.        Registration......................................................................   6
SECTION 1.08.        Registration of Transfers or Exchanges............................................   7
SECTION 1.09.        Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates................  15
SECTION 1.10.        Offices for Exercise, etc.........................................................  16

SECTION 1.11.        Book-Entry Provisions for Global Warrants.........................................  17

                                                        ARTICLE II

                                              DURATION, EXERCISE OF WARRANTS;
                                         EXERCISE PRICE AND REPURCHASE OF WARRANTS

SECTION 2.01.        Duration of Warrants..............................................................  19
SECTION 2.02.        Exercise, Exercise Price, Settlement and Delivery.................................  19
SECTION 2.03.        Cancellation of Warrant Certificates..............................................  22

                                                        ARTICLE III

                                               OTHER PROVISIONS RELATING TO
                                               RIGHTS OF HOLDERS OF WARRANTS

SECTION 3.01.        Enforcement of Rights.............................................................  22

                                                        ARTICLE IV

                                           CERTAIN COVENANTS OF THE PARTNERSHIP

SECTION 4.01.        Payment of Taxes..................................................................  23
SECTION 4.02.        Rules 144 and 144A................................................................  23
SECTION 4.03.        Notice of Certain Events..........................................................  24

                                    ARTICLE V

                                   ADJUSTMENTS

                                                                                                        Page
                                                                                                        ----
SECTION 5.01.        Adjustment Events.................................................................  24
SECTION 5.02.        Adjustment of Applicable Capital Contribution.....................................  24

                                                        ARTICLE VI

                                               CONCERNING THE WARRANT AGENT

SECTION 6.01.        Warrant Agent.....................................................................  28
SECTION 6.02.        Conditions of Warrant Agent's Obligations.........................................  28
SECTION 6.03.        Resignation and Appointment of Successor..........................................  33

                                                        ARTICLE VII

                                                       MISCELLANEOUS

SECTION 7.01.        Amendment.........................................................................  35
SECTION 7.02.        Notices and Demands to the Partnership and Warrant Agent..........................  36
SECTION 7.03.        Addresses for Notices to Parties and for Transmission of Documents................  36
SECTION 7.04.        Notices to Holders................................................................  37
SECTION 7.05.        Applicable Law; Submission To Jurisdiction........................................  37
SECTION 7.06.        Persons Having Rights Under Agreement.............................................  37
SECTION 7.07.        Headings..........................................................................  38
SECTION 7.08.        Counterparts......................................................................  38
SECTION 7.09.        Inspection of Agreement...........................................................  38
SECTION 7.10.        Availability of Equitable Remedies................................................  38
SECTION 7.11.        Obtaining of Governmental Approvals...............................................  38




EXHIBIT A       -    Form of Warrant Certificate......................................................  A-1
EXHIBIT B       -    Form of Legend for Global Warrant................................................  B-1
EXHIBIT C       -    Certificate To Be Delivered upon Exchange or Registration of Transfer of Warrants  C-1
EXHIBIT D       -    Form of Transferee Certificate for Institutional Accredited Investors............  D-1
EXHIBIT E       -    Form of Transferee Certificate for Regulation S Transfers........................  E-1

                             INDEX OF DEFINED TERMS
                             ----------------------

Defined Term                                                       Section
------------                                                       -------
Adjustment Event...........................................        5.01
Adjustment Event Notice....................................        5.01
Affiliate..................................................        5.02(i)
Agreement..................................................        Recitals
Amended Partnership Agreement..............................        Recitals
Applicable Capital Contribution............................        1.01
Business Day...............................................        2.01
Cashless Exercise..........................................        2.02(c)
Current Market Value.......................................        5.02(i)
Definitive Warrants........................................        1.02
Depository.................................................        1.08
Election To Exercise.......................................        2.02(b)
Exercisability Date........................................        2.02(a)
Exercise Date..............................................        2.02(d)
Exercise Event.............................................        2.02(a)
Exercise Price.............................................        2.02(a)
Expiration Date............................................        2.01
Fundamental Transaction....................................        5.01(c)
General Partner............................................        1.03
Global Partnership Interests...............................        2.02(f)
Global Warrants............................................        1.02
Independent Warrant Appraiser..............................        5.02(c)
Institutional Accredited Investor..........................        1.08(a)
Initial Public Equity Offering.............................        2.02(a)
Issue Date.................................................        1.08(g)
Officers' Certificate......................................        1.08(d)
144A Global Warrant........................................        1.02
Participants...............................................        1.11(a)
Partnership................................................        Recitals
Partnership Appraiser......................................        5.02(a)
Partnership Interest.......................................        1.01
Person.....................................................        2.02(a)
Private Placement Legend...................................        1.08(g)
Purchase Agreement.........................................        Recitals
Purchaser..................................................        Recitals
QIB........................................................        1.08(a)
Registrar..................................................        1.07
Regulation S Global Warrant................................        1.02
Related Parties............................................        6.02(e)
Requisite Warrant Holders..................................        7.01
Resale Restriction Termination Date........................        1.08(a)
Securities Act.............................................        1.02
Separability Date..........................................        1.06
Separation.................................................        1.06
Shares.....................................................        Recitals

Defined Term                                                       Section
------------                                                       -------
Statement of Resolution....................................        Recitals
Subject Class..............................................        4.03
TNP........................................................        Recitals
Units......................................................        Recitals
Warrant Agent..............................................        Recitals
Warrant Agent Office.......................................        1.10
Warrant Certificates.......................................        Recitals
Warrant Exercise Office....................................        2.02(b)
Warrant Register...........................................        1.07
Warrantholder Appraiser....................................        5.02(b)
Warrants...................................................        Recitals

                               WARRANT AGREEMENT
                               -----------------

          WARRANT AGREEMENT, dated as of May 26, 2000 (the "Agreement") by and
                                                            ---------
between SW ACQUISITION, L.P., a Texas limited partnership (together with any successor thereto, the "Partnership"), and The Bank of New York, a New York
                        -----------
banking association, as warrant agent (together with any successor Warrant Agent, the "Warrant Agent").
            -------------

          WHEREAS, the Partnership has entered into a purchase agreement (the

"Purchase Agreement") dated as of May 19, 2000 by and among the Partnership, TNP
-------------------
Enterprises, Inc., a Texas corporation whose common equity is wholly owned by the Partnership ("TNP"), and the purchasers named therein (each a "Purchaser"
                  ---                                              ---------
and collectively, the "Purchasers") in which the Partnership and TNP have agreed
                       ----------
to issue and sell to the Purchasers 100,000 units (the "Units") consisting of
                                                        -----
100,000 shares of 14 1/2% Senior Redeemable Preferred Stock of TNP (the "Shares") and 100,000 warrants (the "Warrants") to purchase limited partnership
                                     --------
interests of the Partnership which, in the aggregate, will entitle the holders to receive the amount limited partners who had made an aggregate $3,753,886.01 capital contribution (3.5% of total contributions as of the date of this Agreement) would receive of the residual distributions to all partners in accordance with their capital contributions after a return of capital and preferred distributions are made to the limited partners (other than holders of limited partnership interests issued upon exercise of the Warrants) and the general partner, subject to adjustment as described herein at a price equal to $.01 per Partnership Interest (as defined below). The certificates evidencing the Warrants are herein referred to collectively as the "Warrant Certificates";
                                                         --------------------

          WHEREAS, on the date hereof the existing partners of the Partnership executed the Amended and Restated Agreement of Limited Partnership of SW Acquisition, L.P. (the "Amended Partnership Agreement") amending and restating
                        -----------------------------
the Amended and Restated Agreement of Limited Partnership of SW Acquisition, L.P. dated as of April 7, 2000, in order to permit the issuance of the Warrants and the limited partnership interests issuable upon exercise of the Warrants;

          WHEREAS, the Partnership desires the Warrant Agent, as warrant agent, to assist the Partnership in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the War-rants may be issued, exchanged, canceled, replaced and exercised;

          WHEREAS, the Shares and the Warrants comprising parts of the Units shall not be separately transferable until the Separability Date (as defined below); and

          WHEREAS, the Shares will have the terms set forth in the Statement of Resolution filed by TNP with the Secretary of State of the State of Texas on May 25,2000 (the "Statement of Resolution") and holders of the Shares will have the
              -----------------------
benefits of the Registration Rights Agreement (as defined in the Purchase Agreement).

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                      ISSUANCE, FORM, EXECUTION, DELIVERY
                   AND REGISTRATION OF WARRANT CERTIFICATES
                   ----------------------------------------

          SECTION 1.01.  Issuance of Warrants.  Warrants comprising part of the
                         --------------------
Units shall be originally issued in connection with the issuance of the Units and such Warrants shall not be separately transferable from the Shares until on or after the Separability Date as provided in Section 1.06 hereof.

          Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall, when exercisable as provided herein and therein, represent the right, subject to the provisions contained herein and therein, to purchase from the Partnership (and the Partnership shall issue and sell to the holder of such Warrant upon exercise thereof) a limited partnership interest entitling the holder of such limited partnership interest to receive the amount a limited partner who had made a $37.5388601 capital contribution (the "Applicable Capital Contribution")
                                       -------------------------------
(0.000035% of total capital contributions as of the date of this Agreement) would receive of the distributions to all partners in accordance with their capital contributions pursuant to Section 5.1(e) of the Amended Partnership Agreement (a "Partnership Interest") at an exercise price of $.01 per Partnership Interest. The Applicable Capital Contribution is subject to adjustment as provided herein and in the Warrant.

          SECTION 1.02.  Form of Warrant Certificates.  The Warrant Certificates
                         ----------------------------
will initially be issued either in global
form as 144A Global Warrants or Regulation S Global Warrants (collectively, the "Global Warrants"), substantially in the form of Exhibit A hereto, or in
 ---------------                                 ---------
registered form as definitive Warrant Certificates (the "Definitive Warrants")
                                                         -------------------
substantially in the form of Exhibit A attached hereto. Any Global Warrants to
                             ---------
be delivered pursuant to this Agreement shall bear the legend set forth in Exhibit B attached hereto. Such Global Warrants shall represent such of the
---------
outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and the Depository (as defined below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the Depository with respect to the Global Warrants, if issued, until a successor shall be appointed by the Partnership and the Warrant Agent. Upon written request, a holder of record of Warrants may receive from the Warrant Agent or the Depository Definitive Warrants as set forth in Section 1.08 hereof.

          "144A Global Warrant" means a permanent global security in registered
           -------------------
form representing the aggregate principal amount of Warrants sold in reliance on Rule 144A.

          "Regulation S Global Warrant" means a permanent global security in
           ---------------------------
registered form representing the aggregate principal amount of Warrants sold in reliance on Regulation S under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          SECTION 1.03.  Execution of Warrant Certificates.  The Warrant
                         ---------------------------------
Certificates shall be executed on behalf of the Partnership by the manager of SW II Acquisition LLC (the "General Partner"), a Texas limited liability company and general partner of SW I Acquisition GP, L.P., a Texas limited partnership and general partner of the Partnership. Such signature may be the manual or facsimile signature of such person. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

          In case the manager of the General Partner who shall have signed any of the Warrant Certificates shall cease to be such manager of the General Partner before the Warrant Certificate so signed shall be countersigned and delivered by the Warrant Agent or disposed of by the Partnership, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be the manager of the General Partner; and any Warrant Certificate may be signed on behalf of the Partnership by such person as, at the actual date of the execution of such Warrant Certificate, shall be the proper manager of the General Partner although at the date of the execution and delivery of this Agreement any such person was not such proper officer of the General Partner.

          SECTION 1.04.  Authentication and Delivery.  Subject to the
                         ---------------------------
immediately following paragraph, Warrant Certificates shall be authenticated by manual or facsimile signature and dated the date of authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated and dated. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register (as defined in Section 1.07 hereof).

          Upon the receipt by the Warrant Agent of a written order of the Partnership, which order shall be signed by the manager of the General Partner, and shall specify the amount of Warrants to be authenticated, whether the Warrants are to be Global Warrants or Definitive Warrants, the date of such Warrants and such other information as the Warrant Agent may reasonably request, without any further action by the Partnership, the Warrant Agent is authorized, upon receipt from the Partnership at any time and from time to time of the Warrant Certificates, duly executed as provided in Section 1.03 hereof, to authenticate the Warrant Certificates and upon the holder's request deliver them. Such authentication shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

          In case any authorized signatory of the Warrant Agent who shall have authenticated any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Partnership or the Warrant Agent, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be authenticated on behalf of the Warrant Agent by such persons as, at the actual time of authentication of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

          The Warrant Agent's authentication on all Warrant Certificates shall be in substantially the form set forth in Exhibit A hereto.
                                          ---------

          SECTION 1.05.  Temporary Warrant Certificates.  Pending the
                         ------------------------------
preparation of definitive Warrant Certificates, the Partnership may execute, and the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

          If temporary Warrant Certificates are issued, the Partnership will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Partnership for that purpose pursuant to Section 1.10 hereof. Subject to the provisions of Section 4.01 hereof, such exchange shall be without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Partnership shall execute, and the Warrant Agent shall authenticate and deliver in exchange therefor, one or more definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the holder of a temporary Warrant Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of a definitive Warrant Certificate.

          SECTION 1.06.  Separation of Warrants and Shares.  The Shares and the
                         ---------------------------------
Warrants will not be separately transferable until the Separability Date.

"Separability Date" shall mean the earliest to occur of:  (1) 180 days after the
------------------
date of this Agreement; (2) the occurrence of a Change of Control (as defined in the Statement of Resolution); (3) the occurrence of a Voting Rights Triggering Event (as defined in the Statement of Resolution); (4) the effectiveness of a registration statement under the Securities Act with respect to the Shares or the Exchange Shares (as defined in the Registration Rights Agreement); or (5) such earlier date as determined by CIBC World Markets Corp. in its discretion and specified to the Partnership, the transfer agent for the Shares and the Warrant Agent in writing. The surrender of a Unit certificate for separate Warrant certificates and Share certificates is herein referred to as a "Separation." The Partnership shall
                                         ----------
promptly notify the Warrant Agent of the Separability Date.

          SECTION 1.07.  Registration.  The Partnership will keep, at the office
                         ------------
or agency maintained by the Partnership for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Partnership shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each person designated by the Partnership from time to time as a person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "Registrar." The Partnership hereby
                                    ---------
initially appoints the Warrant Agent as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Partnership may appoint a successor Registrar for such purposes.

          The Partnership will at all times designate one person (who may be the Partnership and who need not be a Registrar) to act as repository of a master list of names and addresses of the holders of Warrants (the "Warrant Register").
                                                             ----------------
The Warrant Agent will act as such repository unless and until some other person is, by written notice from the Partnership to the Warrant Agent and the Registrar, designated by the Partnership to act as such. The Partnership shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain the Warrant Register on as current a basis as is practicable.

          SECTION 1.08.  Registration of Transfers or Exchanges.
                         --------------------------------------

          (a)  Transfer or Exchange of Definitive Warrants.  When Definitive
               -------------------------------------------
Warrants are presented to the Warrant Agent with a request from the holder:

     (i)  to register the transfer of the Definitive Warrants; or

     (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if the requirements under this Warrant Agreement as set forth in this Section
1.08 hereof for such transactions are met; provided, however, that the
                                           --------  -------
Definitive Warrants presented or surrendered by a holder for registration of transfer or exchange:

     (x) shall be duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the Partnership and the Warrant Agent, duly executed by such holder or by his attorney, duly authorized in writing; and

     (y) in the case of Warrants the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (X) the date which is two years (or such shorter period as may be prescribed by Rule 144(k) (or any successor provision thereto)) after the later of the date of original issuance of the Warrants and the last date on which the Partnership or any affiliate of the Partnership was the owner of such Warrants, or any predecessor thereto, and (Y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale
                                                                     ------
           Restriction Termination Date"), such Warrants shall be accompanied by
           ----------------------------
           the following additional information and documents, as applicable:

           (A) if such Warrants are being delivered to the Warrant Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit C hereto); or
                                         ---------

           (B) if such Warrants are being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities
               Act) (a "QIB") in accordance with Rule 144A under the Securities
                        ---
               Act, a certification from the transferor to that effect (in substantially the form of Exhibit C hereto); or
                                         ---------

          (C) if such Warrants are being transferred to an institutional "accredited investor" within the meaning of subparagraphs (a)(1),
               (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act (an "Institutional Accredited Investor"), delivery by the transferor
                ---------------------------------
               of a certification to that effect (in substantially the form of

               Exhibit C hereto), and delivery by the proposed transferee of a
               ---------
               Transferee Certificate for Institutional Accredited Investors (in substantially the form of Exhibit D hereto); or
                                         ---------

          (D) if such Warrants are being transferred in reliance on Regulation S under the Securities Act, delivery by the transferor of a certification to that effect (in substantially the form of

               Exhibit C hereto), and a Certificate for Regulation S Transfers
               ---------
               in the form of Exhibit E hereto; or
                              ---------

          (E) if such Warrants are being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of (i) a certification from the transferor to that effect (in substantially the form of Exhibit C hereto), and (ii) an opinion
                                         ---------
               of counsel reasonably satisfactory to the Partnership to the effect that such transfer is in compliance with the Securities Act; or

          (F) if such Warrants are being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification from the transferor to that effect (in substantially the form of Exhibit C hereto) and an opinion of
                                         ---------
               counsel reasonably satisfactory to the Partnership to the effect that such transfer is in compliance with the Securities Act;

               provided that the Partnership may, based upon the views of its
               --------
               own counsel, instruct the Warrant Agent not to register such transfer in any case where the proposed transferee is not a QIB, Non-U.S. Person or Institutional Accredited Investor.

          (b)  Restrictions on Transfer of a Definitive Warrant for a Beneficial
               -----------------------------------------------------------------
Interest in a Global Warrant.  A Definitive Warrant may not be transferred by a
----------------------------
holder for a beneficial in-
terest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

          (A) certification from such holder (in substantially the form of Exhibit C hereto) that such Definitive Warrant is being
               ---------
               transferred to (I) a QIB in accordance with Rule 144A under the Securities Act, (II) to an Institutional Accredited Investor or
               (III) in an offshore transaction in reliance on Regulation S and, with respect to (II) or (III), at the option of the Partnership or the Warrant Agent, an Opinion of Counsel reasonably acceptable to the Partnership to the effect that such transfer is in compliance with the Securities Act; and

          (B) written instructions directing the Warrant Agent to make, or to direct the Depository to make, an endorsement on the applicable Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Warrant Agent, the number of Partnership Interests represented by the applicable Global Warrant to be increased accordingly. If no 144A Global Warrant or Regulation S Global Warrant is then outstanding, the Partnership shall issue and the Warrant Agent shall upon written instructions from the Partnership authenticate a new Global Warrant in the appropriate amount.

               (c)  Transfer or Exchange of Global Warrants.  The transfer or
                    ---------------------------------------
exchange of Global Warrants or beneficial interests therein shall be effected through the Depository, in accordance with this Section 1.08, the Private Placement Legend, this Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a 144A Global Warrant, a Regulation S Global Warrant, as the case may be, to another type of Global Warrant, together with the applicable Global Warrants (or, if the applicable type of Global Warrant required to represent the interest as requested to be obtained is not then outstanding, only the Global Warrant representing the interest being transferred), the Registrar or Co-Registrar shall reflect on its books and records (and the applicable Global Warrant) the applicable increase and decrease of the principal amount of Warrants represented by such types of Global Warrants, giving effect to such transfer. If the applicable type of Global Warrant required to represent the interest as requested to be obtained is not outstanding at the time of such request, the Partnership shall issue and the Warrant Agent shall, upon written instructions from the Partnership in accordance with Section 1.08, authenticate a new Global Warrant of such type in principal amount equal to the principal amount of the interest requested to be transferred.

          (d)  Transfer or Exchange of a Beneficial Interest in a Global Warrant
               -----------------------------------------------------------------
for a Definitive Warrant.
------------------------

     (i) Any person having a beneficial interest in a Global Warrant may transfer or exchange such beneficial interest for a Definitive Warrant; provided, however, that prior to the Registration, a
                   --------  -------
          transferee that is a QIB or Institutional Accredited Investor may not exchange a beneficial interest in a Global Warrant for a Definitive Warrant until receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any person having a beneficial interest in a Global Warrant, including a written order containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Warrants the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

          (A) if such beneficial interest is being transferred to the person designated by the Depository as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit C hereto); or
                           ---------

          (B) if such beneficial interest is being transferred in reliance on Regulation S under the Securities Act, delivery by the transferor of (i) a certification to that effect (in substantially the form of Exhibit C hereto), and (ii) a Certifi-
                  ---------
               cate for Regulation S Transfers in the form of Exhibit E hereto;
                                                              ---------
               or

          (C) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of
               (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) an opinion of counsel reasonably
               ---------
               satisfactory to the Partnership to the effect that such transfer is in compliance with the Securities Act; or

          (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification from the transferor to that effect (in substantially the form of Exhibit C hereto) and an
                                                    ---------
               opinion of counsel reasonably satisfactory to the Partnership to the effect that such transfer is in compliance with the Securities Act; provided that the Partnership may instruct the
                               --------
               Warrant Agent not to register such transfer in any case where the proposed transferee is not a QIB, Non-U.S. Person or Institutional Accredited Investor.

          then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depository and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Partnership will execute and, upon receipt of an authentication order in the form of an officers' certificate (a certificate signed by the manager of the General Partner) (an "Officers' Certificate"), the Warrant Agent will
                                ---------------------
          authenticate and deliver to the transferee a Definitive Warrant. The Warrant Agent shall not be deemed to have knowledge of any registration under the Securities Act unless it receives an Officers' Certificate specifying such registration.

     (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 1.08(d) shall be registered in such names and in such authorized denominations as the Depository, shall instruct the Warrant Agent in writing. The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Warrants are so registered and adjust the Global Warrant pursuant to paragraph (h) of this Section 1.08.

          (e)  Restrictions on Transfer or Exchange of Global Warrants.
               -------------------------------------------------------
Notwithstanding any other provisions of this Agreement (other than the provisions set forth in subsection (f) of this Section 1.08), a Global Warrant may not be transferred or exchanged as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f)  Authentication of Definitive Warrants in Absence of Depository.
               --------------------------------------------------------------
If at any time:

     (i) the Depository for the Global Warrants notifies the Partnership and the Warrant Agent that the Depository is unwilling or unable to continue as Depository for the Global Warrants and a successor Depository for the Global Warrants is not appointed by the Partnership within 90 days after delivery of such notice; or

     (ii) The Partnership, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants for all Global Warrants under this Agreement,

then the Partnership will execute, and the Warrant Agent will, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Warrants, authenticate and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of warrants represented by the Global Warrant, in exchange for such Global Warrant.

          (g)  Private Placement Legend.  Upon the registration of transfer,
               ------------------------
exchange or replacement of Warrant Certificates not bearing the legend set forth in the first paragraph of Exhibit A attached hereto (the "Private Placement
                          ---------                       -----------------
Legend"), the Warrant Agent shall deliver Warrant Certificates that do not  bear
------
the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Warrant Certificates bearing the Private Placement Legend, the Warrant Agent shall deliver Warrant Certificates that bear the Private Placement Legend unless, and the Warrant Agent is hereby authorized to deliver Warrant Certificates without the Private Placement Legend if, (i) the requested transfer is not prior to the date which is two years (or such shorter period as may be prescribed by Rule 144(k) (or any successor provision thereto) under the Securities Act or any successor provision thereunder) after the later of the original issue date of the Warrants (the "Issue Date") or the last day on which the Partnership or any of its
      ----------
Affiliates was the owner of the Warrant or any predecessor security, (ii) there is delivered to the Warrant Agent an opinion of counsel reasonably satisfactory to the Partnership and the Warrant Agent to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) the Warrants to be transferred or exchanged represented by such Warrant Certificates are being transferred or exchanged pursuant to an effective registration statement under the Securities Act.

           (h)  Cancellation or Adjustment of a Global Warrant.  At such time as
                ----------------------------------------------
all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Partnership or, upon written order to the Warrant Agent in the form of an Officers' Certificate from the Partnership, retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant by the Warrant Agent to reflect such reduction.

           (i)  Obligations with Respect to Transfers or Exchanges of Definitive
                ----------------------------------------------------------------
Warrants.
--------

     (i) To permit registrations of transfers or exchanges, the Partnership shall execute, at the Warrant Agent's request, and the Warrant Agent shall authenticate Definitive Warrants and Global Warrants.

     (ii) All Definitive Warrants and Global Warrants issued upon any registration, transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Partnership, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

     (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the

           Partnership may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Partnership shall be affected by notice to the contrary.

           (j)     Restriction on Transfer of Warrants Without General Partner
                   -----------------------------------------------------------
Approval.  Notwithstanding any other provision of this Agreement, the Warrant
--------
Agent shall not permit the transfer of any Global Warrant or Definitive Warrant unless the Warrant Agent has received confirmation from the general partner of the Partnership that the general partner is reasonably satisfied that:

           (i) The transfer will not cause the Partnership to be treated as an association taxable as a corporation for Federal income tax purposes;

           (ii) The transfer will not result in the termination of the Partnership for Federal income tax purposes;

           (iii) The transfer will not result in the Partnership or any of its partners being subject to regulation as a public utility holding company under the Public Utility Holding Company Act of 1935, as amended, or any other similar state or federal law, or as a public utility under the Federal Power Act;

           (iv) The transfer will not cause the Partnership to be treated as a "publicly traded partnership" (within the meaning of Code (as defined in the Amended Partnership Agreement) Section 7704);

           (v) The transfer will not violate any applicable Federal or state law, rule or regulation, including, without limitation, the Securities Act or any other applicable Federal or state securities laws, rules or regulations;

           (vi) The transfer will not cause some or all of the Partnership Assets (as defined in the Amended Partnership Agreement) to be "plan assets" or the trading and investment activity of the Partnership to constitute "prohibited transactions" under ERISA (as defined in the Amended Partnership Agreement) or the Code; and

            (vii) The transfer will not cause the Partnership to be an investment company required to be registered under the Investment Company Act of 1940, as amended.

          "Depositary" means, with respect to the Warrants issued in the form of
           ----------
one or more Global Warrants, The Depository Trust Company or another Person designated as Depository by the Partnership, which must be a clearing agency registered under the Exchange Act.

          SECTION 1.09.  Lost, Stolen, Destroyed, Defaced or Mutilated Warrant
                         -----------------------------------------------------
Certificates.  Upon receipt by the Partnership and the Warrant Agent (or any
------------
agent of the Partnership or the Warrant Agent, if requested by the Partnership) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of an indemnity bond satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Partnership or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Partnership shall execute,
     ---- ----
and an authorized signatory of the Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. The Partnership or the Warrant Agent may require an indemnity bond that is sufficient in the judgment of the Partnership and the Warrant Agent to protect the Partnership and the Warrant Agent from any loss which any of them may suffer if a Warrant Certificate is replaced. Upon the issuance of any new Warrant Certificate under this Section in a name other than the prior registered holder of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, the Partnership may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Partnership, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other

Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 1.09 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

          The Warrant Agent is hereby authorized to authenticate in accordance with the provisions of this Agreement, and deliver the new Warrant Certificates required pursuant to the provisions of this Section.

          SECTION 1.10.  Offices for Exercise, etc.  So long as any of the
                         -------------------------
Warrants remain outstanding, the Partnership will designate and maintain in the Borough of Manhattan, The City of New York: (a) an office or agency where the Warrant Certificates may be presented for exercise, (b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Warrant Certificates for definitive Warrant Certificates pursuant to Section 1.05 hereof), and (c) an office or agency where notices and demands to or upon the Partnership in respect of the Warrants or of this Agreement may be served. The Partnership may from time to time change or rescind such designation, as it may deem desirable or expedient; provided, however, that an office or agency shall at all times be
           --------  -------
maintained in the Borough of Manhattan, The City of New York, as provided in the first sentence of this Section. In addition to such office or offices or agency or agencies, the Partnership may from time to time designate and maintain one or more additional offices or agencies within or outside The City of New York, where Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Partnership may from time to time change or rescind such designation, as it may deem desirable or expedient. The Partnership will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Partnership hereby designates the Warrant Agent at its corporate trust office identified at 101 Barclay Street, Floor 21 West, New York, New York 10286 (the "Warrant Agent
                                                                  -------------
Office"), as the initial agency maintained for each such purpose.  In case the
------
Partnership shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notice may be served at the Warrant Agent Office and the Partnership appoints the Warrant

Agent as its agent to receive all such presentations, surrenders, notices and demands.

          SECTION 1.11.  Book-Entry Provisions for Global Warrants.  (a)  The
                         -----------------------------------------
Global Warrants, if issued, initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Warrant Agent as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.
---------

          Members of, or participants in, the Depository ("Participants") shall
                                                           ------------
have no rights under this Warrant Agreement with respect to any Global Warrant held on their behalf by the Depository, or the Warrant Agent as its custodian, or under the Global Warrant, and the Depository may be treated by the Partnership, the Warrant Agent and any agent of the Partnership or the Warrant Agent as the absolute owner of the Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Partnership, the Warrant Agent or any agent of the Partnership or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a beneficial owner in a Global Warrant.

          (b) Transfers of Global Warrants shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Warrants may be transferred or exchanged for Definitive Warrants in accordance with the rules and procedures of the Depository and the provisions of Section 1.08; provided,
                                                                     --------
however, that Definitive Warrants shall be transferred to all beneficial owners
-------
in exchange for their beneficial interests in Global Warrants if (i) the Depository notifies the Partnership that it is unwilling or unable to continue as Depository for any Global Warrant and a successor Depository is not appointed by the Partnership within 90 days of such notice, (ii) the Partnership, at its option, notifies the Warrant Agent in writing that it elects to cause the issuance of the Warrants as Definitive Warrants or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Definitive Warrants.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Warrant to beneficial owners pursuant to paragraph (b), the Registrar shall

(if one or more Definitive Warrants are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Warrant in an amount equal to the principal amount of the beneficial interest in the Global Warrant to be transferred, and the Partnership shall execute, and the Warrant Agent shall authenticate and deliver, one or more Definitive Warrants of like tenor and amount.

          (d) In connection with the transfer of Global Warrants as an entirety to beneficial owners pursuant to paragraph (b) of this Section 1.11, the Global Warrants shall be deemed to be surrendered to the Warrant Agent for cancellation, and the Partnership shall execute, and the Warrant Agent shall upon written instructions from the Partnership authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Warrants, an equal aggregate principal amount of Definitive Warrants of authorized denominations.

          (e) Any Definitive Warrants constituting a "restricted security" (within the meaning of Rule 144(a)(3) under the Securities Act) delivered in exchange for an interest in a Global Warrant pursuant to paragraph (c) of this
Section 1.11 shall, except as otherwise provided by Section 1.08, bear the Private Placement Legend.

          (f) The Holder of any Global Warrant may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Warrant Agreement or the Warrants and the Warrant Agent is entitled to rely upon any electronic instructions from beneficial owners to the Holder of any Global Warrant.

                                  ARTICLE II

                        DURATION, EXERCISE OF WARRANTS;
                   EXERCISE PRICE AND REPURCHASE OF WARRANTS
                   -----------------------------------------

          SECTION 2.01.  Duration of Warrants.  Subject to the terms and
                         --------------------
conditions established herein, the Warrants shall expire at 5:00 p.m., New York City time, on April 1, 2011. The applicable date of expiration of a particular Warrant is referred to herein as the "Expiration Date" of such Warrant. Each
                                      ---------------
Warrant may be exercised on any Business Day (as defined below) on or after the Exercisability Date (as defined in Section 2.02) and on or prior to the close of business on the Expiration Date.

          Any Warrant not exercised before the close of business on the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

          "Business Day" shall mean any day other than Saturday or Sunday on
           ------------
which banks in New York City are open for business.

          SECTION 2.02.  Exercise, Exercise Price, Settlement and Delivery.  (a)
                         -------------------------------------------------
Subject to the provisions of this Agreement, a holder of a Warrant shall have the right to purchase from the Partnership on or after the Exercisability Date and on or prior to the close of business on the Expiration Date the fully paid Partnership Interest specified in Section 1.01, subject to adjustment in accordance with Article V hereof, at the purchase price of $.01 for each Partnership Interest purchased (the "Exercise Price"). The Applicable Capital
                                     --------------
Contribution shall be subject to adjustment from time to time as set forth in
Article V hereof.

          "Exercisability Date" means, with respect to each Warrant, the date as
           -------------------
of which an Exercise Event shall have occurred.

          "Exercise Event" means, with respect to each Warrant, the date of the
           --------------
occurrence of the earliest of: (1) an Initial Public Equity Offering, (2) a class of equity securities of the Partnership is listed on a United States national securities exchange or authorized for quotation on the Nasdaq National Market or is otherwise subject to registration under the Exchange Act or (3) the Separability Date. The Partnership will promptly notify the Warrant Agent of an Exercise Event.

          "Initial Public Equity Offering" means a primary public offering
           ------------------------------
(whether or not underwritten, but excluding any offering pursuant to Form S-4 or Form S-8 under the Securities Act) of equity securities of the Partnership pursuant to an effective registration statement under the Securities Act.

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

          (b)  Warrants may be exercised on or after the Exercisability Date by
(i) surrendering at any office or agency
maintained for that purpose by the Partnership pursuant to Section 1.10 (each a "Warrant Exercise Office") the Warrant Certificate evidencing such Warrants with
 -----------------------
the form of election to exercise Partnership Interests set forth on the reverse side of the Warrant Certificate (the "Election to Exercise") duly completed and
                                      --------------------
signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and in the case of a transfer, such signature shall be guaranteed by an eligible guarantor institution, and (ii) paying in full the Exercise Price for each such Warrant exercised. Each Warrant may be exercised only in whole.

          (c) Simultaneously with the exercise of each Warrant, payment in full of the aggregate Exercise Price may be made, at the option of the holder, (i) by wire transfer or by certified or official bank check, (ii) by a decrease in the holder's Applicable Capital Contribution by an amount equal to the Exercise Price or (iii) with any combination of (i) and (ii). An exercise of a Warrant in accordance with clause (ii) of the immediately preceding sentence is herein called a "Cashless Exercise." All provisions of this Agreement shall be
          -----------------
applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. No payment or adjustment shall be made on account of any distributions on the Partnership Interests issued upon exercise of a Warrant. If the Partnership has not effected the registration under the Securities Act of the offer and sale of the Partnership Interests by the Partnership to the holders of the Warrants upon the exercise thereof, the Partnership may elect to require that holders of the Warrants effect the exercise of the Warrants solely pursuant to the Cashless Exercise option and may also amend the Warrants to eliminate the requirement for payment of the Exercise Price with respect to such Cashless Exercise option.

          (d) Upon such surrender of a Warrant Certificate and payment and collection of the Exercise Price at any Warrant Exercise Office (other than any Warrant Exercise Office that also is an office of the Warrant Agent), such Warrant Certificate and payment shall be promptly delivered to the Warrant Agent. The "Exercise Date" for a Warrant shall be the date when all of the
             -------------
items referred to in the first sentence of paragraphs (b) and (c) of this
Section 2.02 are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraphs (b) and (c) are received after 11:00 a.m.,

New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the first sentence of paragraphs (b) and (c) are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

          (e) Upon the exercise of a Warrant in accordance with the terms hereof, the receipt of a Warrant Certificate and payment of the Exercise Price (or election of the Cashless Exercise option), the Warrant Agent shall: (i) except to the extent exercise of the Warrant has been effected through Cashless Exercise, cause an amount equal to the aggregate Exercise Price to be paid to the Partnership by crediting the same to the account designated by the Partnership in writing to the Warrant Agent for that purpose; (ii) advise the Partnership immediately by telephone of the amount so deposited to the Partnership's account and promptly confirm such telephonic advice in writing; and (iii) as soon as practicable, advise the Partnership in writing of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of each exercising holder of the Warrant Certificates with respect to delivery of the Partnership Interests to which such holder is entitled upon such exercise, and such other information as the Partnership shall reasonably request.

          (f) Subject to Section 5.02 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Partnership shall issue or cause to be issued to or upon the written order of the registered holder of the Warrant Certificate evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Partnership Interests to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. Such certificate or certificates evidencing the Partnership Interests shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Partnership Interests as of the close of business on the Exercise Date. After such exercise of any Warrant, the Partnership shall also issue or cause to be issued to or upon the written order of the registered holder of such Warrant Certificate, a new Warrant

Certificate, countersigned by the Warrant Agent pursuant to written instruction, evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

          SECTION 2.03.  Cancellation of Warrant Certificates.  In the event the
                         ------------------------------------
Partnership shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall at the Partnership's written instruction be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise in accordance with its customary procedures.

                                  ARTICLE III

                         OTHER PROVISIONS RELATING TO
                         RIGHTS OF HOLDERS OF WARRANTS
                         -----------------------------

          SECTION 3.01.  Enforcement of Rights.  (a)  Notwithstanding any of the
                         ---------------------
provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the holder of any Partnership Interests or the holder of any other Warrant Certificate, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Partnership suitable to enforce, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

          (b) Neither the Warrants nor any Warrant Certificate shall entitle the holders thereof to any of the rights of a holder of Partnership Interests, including, without limitation, the right to vote or to receive any partnership distributions or other payments or to consent or to receive notice as limited partners in respect of the meetings of partners or for the appointment of the general partner of the Partnership or any other matter, or any rights whatsoever as limited partners of the Partnership, except as expressly provided herein.

                                  ARTICLE IV

                     CERTAIN COVENANTS OF THE PARTNERSHIP
                     ------------------------------------

          SECTION 4.01.  Payment of Taxes.  The Partnership will pay all
                         ----------------
documentary stamp taxes attributable to the initial issuance of Warrants and of the Partnership Interests upon the exercise of Warrants; provided, however, that
                                                         --------  -------
the Partner-
ship shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrant Certificates or any certificates for Partnership Interests in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant. In any such case, no transfer or exchange shall be made unless or until the person or persons requesting issuance thereof shall have paid to the Partnership the amount of such tax or other governmental charge or shall have established to the satisfaction of the Partnership that such tax or other governmental charge has been paid or an exemption is available therefrom.

          SECTION 4.02.  Rules 144 and 144A.  The Partnership covenants that it
                         ------------------
will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Partnership is not required to file such reports, it will, upon the request of any holder or beneficial owner of Warrants, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act.

          SECTION 4.03.  Notice of Certain Events.  The Partnership shall
                         ------------------------
provide at least ten days' prior written notice to the Warrant Agent and holders of the Warrants of any action of the Partnership or other event requiring the consent or vote of Limited Partners (as defined in the Amended Partnership Agreement) pursuant to Section 8.4(a), 8.4(b)(ii), (viii) and, as to distributions pursuant to Section 5.1(e), (xx), 9.7 and 13.1 of the Amended Partnership Agreement. The notice shall provide a reasonable description of the action or event and the economic or other effects the action or event could have on holders of the Warrants.

          SECTION 4.04.  Reorganization.  To the extent the Partnership is
                         --------------
reorganized into a corporation or other form, the provisions of this Agreement will be amended to provide that holders of the Warrants will continue to be entitled to the substantive and economic rights contained herein.

                                   ARTICLE V

                                  ADJUSTMENTS
                                  -----------

          SECTION 5.01.  Adjustment Events.  The Partnership shall provide at
                         -----------------
least ten days' prior written notice (an "Ad-
justment Event Notice") to the Warrant Agent and holders of the Warrants of (i) any amendment to the provisions of Sections 5.1(a) through 5.1(d) of the Amended Partnership Agreement that would result in an increase in the aggregate distributions made pursuant to such provisions (other than as a result of a capital contribution to the Partnership), (ii) any new issuances at a price less than Current Market Value of interests in the Partnership entitling the holder to receive a portion of any distribution made to all partners in accordance with their capital contributions pursuant to Section 5.1(e) of the Amended Partnership Agreement or (iii) any action or event that would result in a distribution (other than any tax distribution pursuant to Section 5.2 of the Amended Partnership Agreement) to all partners in accordance with their capital contributions pursuant to Section 5.1(e) of the Amended Partnership Agreement) (each, an "Adjustment Event"). The notice shall provide a reasonable description
           ----------------
of the Adjustment Event and the economic or other effects the Adjustment Event could have on holders of the Warrants.

          SECTION 5.02.  Adjustment of Applicable Capital Contribution.  The
                         ---------------------------------------------
Applicable Capital Contribution is subject to adjustment from time to time as provided in this Section.

          (a)  Partnership Appraiser.  In connection with any Adjustment Event,
               ---------------------
the Partnership shall select an independent financial advisor (the "Partnership
                                                                    -----------
Appraiser"), which, notwithstanding the foregoing, may be CIBC World Markets
---------
Corp. or one of its Affiliates, to determine the nature and amount of an equitable adjustment to be made to the Applicable Capital Contribution to give effect to such Adjustment Event. The determination of the Partnership Appraiser shall be set forth in the Adjustment Event Notice.

          (b)  Warrantholder Appraiser.  If the holders of a majority of the
               -----------------------
Warrants then outstanding object to the determination of the Partnership Appraiser with respect to an adjustment to the Applicable Capital Contribution, an independent financial advisor selected by holders of a majority of the aggregate number of Warrants then outstanding (the "Warrantholder Appraiser")
                                                    -----------------------
will conduct an independent determination of the nature and amount of the equitable adjustment to be made to the Applicable Capital Contribution. The Warrantholder Appraiser shall give the Partnership and all holders of the Warrants notice of the Warrantholder Appraiser's determination within 10 days of its selection.

          (c)  Independent Warrant Appraiser.  If the adjustment determined by
               -----------------------------
the Warrantholder Appraiser is within 10 percent of the adjustment as determined by the Partnership Appraiser, the adjustment will be equal to the arithmetic mean of the two appraisals. If the difference between the determination of the adjustment as determined by the Partnership Appraiser and the Warrantholder Appraiser is greater than 10 percent of the adjustment as determined by the Warrantholder Appraiser, the Partnership Appraiser and the Warrantholder Appraiser shall promptly appoint a mutually satisfactory third party (the "Independent Warrant Appraiser") who will within 10 days of its appointment make
 -----------------------------
a determination of the appropriate equitable adjustment, if any. The Independent Warrant Appraiser shall give the Partnership and all holders of the Warrants notice of the Independent Warrant Appraiser's determination of such adjustment.

          (d)  Notice of Adjustment.  Whenever the Applicable Capital
               --------------------
Contribution is adjusted pursuant to the foregoing provisions of this Section 5.01, the Partnership shall promptly mail to holders of Warrants then outstanding at the addresses appearing on the Warrant Register a notice of the adjustment. The Partnership shall file with the Warrant Agent and any other Registrar such notice and a certificate from the Partnership Appraiser, the Warrantholder Appraiser or the Independent Warrant Appraiser briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Warrant Agent nor any such Registrar shall be under any duty or responsibility with respect to any such certificate except to exhibit the same during normal business hours to any holder desiring inspection thereof.

          (e)  Warrant Agent's Adjustment Disclaimer.  The Warrant Agent has no
               -------------------------------------
duty to determine when an adjustment under this Section 5.01 should be made, how it should be made or what it should be. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Partnership's failure to comply with this Section 5.01.

          (f)  Underlying Partnership Interests. The Partnership shall at all
               --------------------------------
times reserve and keep available for the purpose of effecting the exercise of Warrants, free from preemptive rights, the full amount of Partnership Interests then deliverable upon the exercise of all Warrants then outstanding and payment of the exercise price, and the Partnership Inter-ests so deliverable shall be fully paid and free from all liens and security interests.

          (g)  Specificity of Adjustment.  Irrespective of any adjustments in
               -------------------------
the Applicable Capital Contribution, Warrant Certificates theretofore or thereafter issued may continue to express the same amounts per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

          (h)  Multiple Adjustments.  After an adjustment to the Applicable
               --------------------
Capital Contribution for outstanding Warrants under this Article V, any subsequent event requiring an adjustment under this Article V shall cause an adjustment to the Applicable Capital Contribution for outstanding Warrants as so adjusted.

          (i)  Definitions.
               -----------

          "Current Market Value" of any security at any date means (i) the value
           --------------------
of the security determined in good faith by the Partnership, based on the most recently completed arm's-length transaction between the Partnership and a person other than an Affiliate of the Partnership and the closing of which occurs on such date or shall have occurred within the six months preceding such date, (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the security most recently determined as of a date within the six months preceding such date by an Independent Financial Expert or (iii) if neither clause (i) nor (ii) is applicable, the value of the security determined as of such date by an Independent Financial Expert.

          "Independent Financial Expert" means a United States investment
           ----------------------------
banking firm of national or regional standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not have a direct or indirect material financial interest for its proprietary account in the Partnership or any of its Affiliates and (ii) which, in the judgment of the Partnership, is otherwise independent with respect to the Partnership and its Affiliates and qualified to perform the task for which it is to be engaged. Notwithstanding the foregoing, CIBC World Markets Corp. and its Affiliates shall be deemed to be Independent Financial Experts.

          "Affiliate" of any specified Person means any other Person which,
           ---------
directly or indirectly, controls, is controlled by or is under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with
                                                    -------
correlative meanings, the terms "controlling," "controlled by" and "under common
                                 -----------    -------------       ------------
control with") when used with respect to any Person means the power to direct
------------
the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          (j)  Partnership Determinations.  Any action taken or determination
               --------------------------
made by the Partnership under this Section 5.02 shall be taken or made only with the consent of a majority of the Limited Partners (as defined in the Amended Partnership Agreement).

          (k)  When De Minimis Adjustment May Be Deferred.  No adjustment in the
               ------------------------------------------
Applicable Capital Contribution need be made unless the adjustment would require an increase of at least 1% in the Applicable Capital Contribution. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustments.

                                  ARTICLE VI

                         CONCERNING THE WARRANT AGENT
                         ----------------------------

          SECTION 6.01.  Warrant Agent.  The Partnership hereby appoints The
                         -------------
Bank of New York as Warrant Agent of the Partnership in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein and in the Warrant Certificates set forth; and The Bank of New York hereby accepts such appointment. The Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Partnership as the Partnership may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof. The Warrant Agent may act through agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care.

          SECTION 6.02.  Conditions of Warrant Agent's Obligations.  The Warrant
                         -----------------------------------------
Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Warrant Certificates, including the following, to all of which the Partnership agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

          (a) The Warrant Agent shall be entitled to compensation to be agreed upon with the Partnership in writing for all services rendered by it and the Partnership agrees promptly to pay such compensation and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part in connection with the services rendered by it hereunder and execution of this Agreement. The Partnership also agrees to indemnify the Warrant Agent and any predecessor Warrant Agent, their directors, officers, affiliates, agents and employees for, and to hold them and their directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting or acceptance as such Warrant Agent hereunder and its exercise of its rights and performance of its obligations hereunder, including without limitation, the costs and expenses of defending against any claim (whether asserted by the Partnership, a holder or any other Person) of liability, including reasonable attorney's fees and expenses. The obligations of the Partnership under this Section 6.02 shall survive the exercise and the expiration of the Warrant Certificates and the resignation and removal of the Warrant Agent.

          (b) In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Partnership and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

          (c) The Warrant Agent may consult with counsel of its selection and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

          (d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e) The Warrant Agent, and its officers, directors, affiliates and employees ("Related Parties"), may become the owners of, or acquire any
                 ---------------
     interest in, Warrant Certificates, limited partnership interests or other obligations of the Partnership with the same rights that it or they would have it if were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Partnership and may act on, or as Depository, trustee or agent for, any committee or body of holders of limited partnership interests or other obligations of the Partnership as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent or such Related Parties from acting in any other capacity for the Partnership.

          (f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

          (g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement (or any term or provision hereof) or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its authentication thereof).

          (h) The recitals and other statements contained herein and in the Warrant Certificates (except as to the Warrant Agent's authentication thereon) shall be taken as the statements of the Partnership and the Warrant Agent assumes no responsibility for the correctness of the same. The Warrant Agent does not make any representation as to the validity or sufficiency of this Agreement or the Warrant Certificates, except for its due execution and delivery of this Agreement; provided, however, that the
                                                   --------  -------
     Warrant Agent shall not be relieved of its duty to authenticate the Warrant Certificates as authorized by this

Agreement. The Warrant Agent shall not be accountable for the use or application by the Partnership of the proceeds of the exercise of any Warrant.

          (i) Before the Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Warrant Agreement, it may require:

               (1) an Officers' Certificate stating on behalf of the Partnership that, in the opinion of the signers, all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

               (2) if reasonably necessary in the sole judgment of the Warrant Agent, an opinion of counsel for the Partnership stating that, in the opinion of such counsel, all such conditions precedent have been complied with provided that such matter is one customarily opined on
                        --------
          by counsel.

          Each Officers' Certificate or, if requested, an opinion of counsel with respect to compliance with a condition or covenant provided for in this Warrant Agreement shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          (j) The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Partnership of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Partnership pursuant to this Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Partnership in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.02 hereof, to make any demand upon the Partnership.

          (k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Partnership made or given under any provision of this Agreement shall be sufficient if signed by its General Partner.

          (l) The Warrant Agent shall have no responsibility in respect of any adjustment pursuant to Article V hereof.

          (m) the Partnership agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

          (n) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from the manager of the General Partner and to apply to the manager of the General Partner for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Warrant Agent's duties and obligations arising under this Agreement. Such application by the Warrant Agent for written instructions from the Partnership may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken and the Warrant Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Partnership receives such application unless the Partnership consents to a shorter period), provided that (i) such
                                                --------
     application includes a statement to the effect that it is being made pursuant to this paragraph (n) and that unless objected to prior to such date specified in the application, the Warrant Agent will not be liable for any such action or omission to the extent set forth in such paragraph (n) and (ii) prior to taking or omitting any such action, the Warrant Agent has not received written instructions objecting to such proposed action or omission.

          (o) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Partnership prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed on behalf of the Partnership by the manager of the General Partner; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (p) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.

          SECTION 6.03.  Resignation and Appointment of Successor.  (a)  The
                         ----------------------------------------
Partnership agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder.

          (b) The Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Partnership of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall be at least 30 days after the date on
--------  -------
which such notice is given unless the Partnership agrees to accept less notice. Upon receiving such notice of resignation, the

Partnership shall promptly appoint a successor Warrant Agent, qualified as provided in Section 6.03(d) hereof, by written instrument in duplicate signed on behalf of the Partnership, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in
Section 6.03(d) hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Warrant Agent or (y) 30 days after receipt by the Partnership of notice of such resignation. The Partnership may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Partnership, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. The Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in Section 6.03(d). As soon as practicable after appointment of the successor Warrant Agent, the Partnership shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrants in the manner provided for in Section 8.04 hereof.

          (c) Upon resignation or removal of the Warrant Agent, if the Partnership shall fail to appoint a successor Warrant Agent within a period of 60 days after receipt of such notice of resignation or removal, then the holder of any Warrant Certificate or the retiring Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent at the expense of the Partnership. Pending appointment of a successor to the Warrant Agent, either by the Partnership or by such a court, the duties of the Warrant Agent shall be carried out by the Partnership.

          (d) Any successor Warrant Agent, whether appointed by the Partnership or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $50 million. Such successor Warrant Agent shall execute and deliver to its predecessor and to the Partnership an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 6.02(a) hereof, pay over, and such successor Warrant Agent shall be entitled to receive, all monies deposited with or held by any predecessor Warrant Agent hereunder.

          (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Warrant Agent under this Agreement (provided that such corporation or
                                           --------
bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

          (f) No Warrant Agent under this Warrant Agreement shall be personally liable for any action or omission of any successor Warrant Agent.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

          SECTION 7.01.  Amendment.  This Agreement and the terms of the
                         ---------
Warrants may be amended by the Partnership and the Warrant Agent, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or to effect any assumptions of the Partnership's obligations hereunder and thereunder by a successor corporation under the circumstances described in Section 5.01(d) hereof or in any other manner which the Partnership may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Warrant Certificates.

          The Partnership and the Warrant Agent may amend, modify or supplement this Agreement and the terms of the Warrants, and waivers to departures from the terms hereof and thereof may be given, with the consent of the Requisite Warrant Holders (as defined below) for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the outstanding Warrants;

provided, however, that no such modification that increases the Exercise Price
--------  -------
or decreases the [Applicable Contribution Rate], makes any change to the last paragraph of Section 5.01(d), reduces the period of time during which the Warrants are exercisable hereunder, or effects any change to this Section 7.01 may be made with respect to any Warrant without the consent of the holder of such Warrant. "Requisite Warrant Holders" means in the case of any amendment,
                -------------------------
modification, supplement or waiver affecting Warrant Holders, the holders of a majority in number of the outstanding Warrants so affected. Notwithstanding any other provision of this Agreement, the Warrant Agent's consent must be obtained regarding any supplement or amendment which alters the Warrant Agent's rights or duties (it being expressly understood that the foregoing shall not be in derogation of the right of the Partnership to remove the Warrant Agent in accordance with Section 6.03 hereof). For purposes of any amendment, modification or waiver hereunder, Warrants held by the Partnership or any of its Affiliates shall be disregarded.

          Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

          SECTION 7.02.  Notices and Demands to the Partnership and Warrant
                         --------------------------------------------------
Agent.  If the Warrant Agent shall receive any notice or demand addressed to the
-----
Partnership by the holder of a Warrant Certificate pursuant to the provisions hereof or of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Partnership.

          SECTION 7.03.  Addresses for Notices to Parties and for Transmission
                         -----------------------------------------------------
of Documents.  All notices hereunder to the parties hereto shall be deemed to
------------
have been given when sent by certified or registered mail, postage prepaid, or by facsimile transmission, confirmed by first class mail, postage prepaid, addressed to any party hereto as follows:

          To the Partnership:

               SW Acquisition, L.P.
               c/o Laurel Hill Capital Partners LLC
               2 Robbins Lane, Suite 201
               Jericho, New York 11753

               Attention:  Kathleen Marion

               Facsimile:  (516) 933-3108

          To the Warrant Agent:

               The Bank of New York
               101 Barclay Street, Floor 21 West
               New York, New York  10286

               Attention:  Corporate Trust Trustee
                           Administration

               Facsimile:  (212) 815-5915

or at any other address of which either of the foregoing shall have notified the other in writing.

          SECTION 7.04.  Notices to Holders.  Notices to holders of Warrants
                         ------------------
shall be mailed to such holders at the addresses of such holders as they appear in the Warrant Register. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid.

          SECTION 7.05.  APPLICABLE LAW; SUBMISSION TO JURISDICTION.  THE
                         ------------------------------------------
VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          SECTION 7.06.  Persons Having Rights Under Agreement.  Nothing in this
                         -------------------------------------
Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Partnership, the Warrant Agent, the holders of the Warrant Certificates, any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Partnership and the Warrant Agent and their successors and of the holders of the Warrant Certificates.

          SECTION 7.07.  Headings.  The descriptive headings of the several
                         --------
Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          SECTION 7.08.  Counterparts.  This Agreement may be executed in any
                         ------------
number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 7.09.  Inspection of Agreement.  A copy of this Agreement
                         -----------------------
shall be available during regular business hours at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

          SECTION 7.10.  Availability of Equitable Remedies.  Since a breach of
                         ----------------------------------
the provisions of this Agreement could not adequately be compensated by money damages, holders of Warrants shall be entitled, in addition to any other right or remedy available to them, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

          SECTION 7.11.  Obtaining of Governmental Approvals.  The Partnership
                         -----------------------------------
will from time to time take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and state laws which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants or the issuance, sale, transfer and delivery of the Partnership Interests issued upon exercise of the Warrants.

                           [Signature Page Follows]

          IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.


                              SW ACQUISITION, L.P.,
                                a Texas limited partnership


                              By: SW I ACQUISITION GP, L.P.,
                                    a Texas limited partnership
                                    and its general partner

                              By: SW II ACQUISITION LLC,
                                    a Texas limited liability
                                    company and its general
                                    partner


                              By:___________________________________
                                 Name:  William J. Catacosinos
                                 Title: Manager


                              THE BANK OF NEW YORK,
                                as Warrant Agent


                              By:___________________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT A
                                                                       ---------

                         [FORM OF WARRANT CERTIFICATE]
                         -----------------------------

                                    [FACE]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE PARTNERSHIP OR ANY AFFILIATE OF THE PARTNERSHIP WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE PARTNERSHIP, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a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

UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SW ACQUISITION, L.P., DATED AS OF MAY 26, 2000, AMONG THE PARTNERS OF THE PARTNERSHIP, A COPY OF WHICH IS ON FILE WITH THE WARRANT AGENT.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS THE WARRANT AGENT HAS RECEIVED CONFIRMATION FROM THE GENERAL PARTNER OF THE PARTNERSHIP THAT THE GENERAL PARTNER IS REASONABLY SATISFIED THAT:

          (I) THE TRANSFER WILL NOT CAUSE THE PARTNERSHIP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION FOR FEDERAL INCOME TAX PURPOSES;

          (II) THE TRANSFER WILL NOT RESULT IN THE TERMINATION OF THE PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES;

          (III) THE TRANSFER WILL NOT RESULT IN THE PARTNERSHIP OR ANY OF ITS PARTNERS BEING SUBJECT TO REGULATION AS A PUBLIC UTILITY HOLDING COMPANY UNDER THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, AS AMENDED, OR ANY OTHER SIMILAR STATE OR FEDERAL LAW, OR AS A PUBLIC UTILITY UNDER THE FEDERAL POWER ACT;

          (IV) THE TRANSFER WILL NOT CAUSE THE PARTNERSHIP TO BE TREATED AS A "PUBLICLY TRADED PARTNERSHIP" WITHIN THE MEANING OF CODE SECTION 7704;

          (V) THE TRANSFER WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE LAW, RULE OR REGULATION, INCLUDING, WITHOUT LIMITATION, THE SECURITIES ACT OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, RULES OR REGULATIONS;

          (VI) THE TRANSFER WILL NOT CAUSE SOME OR ALL OF THE PARTNERSHIP ASSETS TO BE "PLAN ASSETS" OR THE TRADING AND INVESTMENT ACTIVITY OF THE PARTNERSHIP TO CONSTITUTE "PROHIBITED TRANSACTIONS" UNDER ERISA OR THE CODE; AND

          (VII) THE TRANSFER WILL NOT CAUSE THE PARTNERSHIP TO BE AN INVESTMENT COMPANY REQUIRED TO BE REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

                                                                 CUSIP #[      ]

No. [   ]                                                    [      ] Warrants

                              WARRANT CERTIFICATE
                              -------------------

                             SW ACQUISITION, L.P.

          This Warrant Certificate certifies that [        ], or registered
assigns, is the registered holder of [   ] Warrants (the "Warrants") to purchase
                                                          --------
partnership interests ("Partnership Interests") in SW ACQUISITION, L.P., a Texas
                        ---------------------
limited partnership (the "Partnership", which term includes its successors and
                          -----------
assigns). Each Warrant entitles the holder to purchase from the Partnership at any time from 9:00 a.m. New York City time on or after the Exercisability Date until 5:00 p.m., New York City time, on April 1, 2011 (the "Expiration Date"), a
                                                            ---------------
fully paid partnership interest entitling the holder of such limited partnership interest to receive the amount a limited partner who had made a $37.5388601 capital contribution (0.000035% of total capital contributions as of the date of the Warrant Agreement) would receive of the distributions to all partners in accordance with their capital contributions pursuant to Section 5.1(e) of the Amended Partnership Agreement (a "Partnership Interest"), at the exercise price of $.01 for each Partnership Interest purchased (the "Exercise Price"), subject
                                                      --------------
to adjustment as provided in Article V of the Warrant Agreement, upon surrender of this Warrant Certificate and payment of the Exercise Price (i) by wire transfer or certified or official bank check, (ii) by a decrease in the holder's Applicable Capital Contribution by an amount equal to the Exercise Price or
(iii) in any combination of (i) and (ii), at any office or agency maintained for that purpose by the Partnership (the "Warrant Agent Office"), subject to the
                                      --------------------
conditions set forth herein and in the Warrant Agreement. An exercise of a Warrant in accordance with clause (ii) of the immediately preceding sentence is herein called a "Cashless Exercise." If the Partnership has not effected the
                 -----------------
registration under the Securities Act of the offer and sale of the Partnership Interests by the Partnership to the holders of the Warrants upon the exercise thereof, the Partnership may elect to require that holders of the Warrants effect the exercise of the Warrants solely pursuant to the Cashless Exercise option and may also amend the Warrants to eliminate the requirement for payment of the Exercise Price with respect to such Cashless Exercise option. All provisions of the Warrant Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Capitalized terms used herein without being defined herein shall have the definitions ascribed to such terms in the Warrant Agreement.

          "Exercisability Date" means, with respect to each Warrant, the date of
           -------------------
which an Exercise Event shall have occurred.

          "Exercise Event" means, with respect to each Warrant, the date of the
           --------------
occurrence of the earliest of: (1) an Initial Public Equity Offering, (2) a class of equity securities of the Partnership is listed on a United States national securities exchange or authorized for quotation on the Nasdaq National Market or is otherwise subject to registration under the Exchange Act or (3) the Separability Date. The Partnership will promptly notify the Warrant Agent of an Exercise Event.

          The Partnership has initially designated the principal corporate trust office of the Warrant Agent in the Borough of Manhattan, The City of New York, as the initial Warrant Agent Office. The Applicable Capital Contribution is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

          Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on April 1, 2011 shall thereafter be void.

          Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, as such term is used in the Warrant Agreement.

          THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          WITNESS the signature of the Partnership's duly authorized signatory.

Dated:  ____________________


                                   SW ACQUISITION, L.P.,
                                     a Texas limited partnership

                                   By:  SW I ACQUISITION GP, L.P.,
                                          a Texas limited partnership
                                          and its general partner

                                   By:  SW II ACQUISITION LLC,
                                          a Texas limited liability
                                          company and its general
                                          partner


                                   By:_________________________________
                                      Name:   William J. Catacosinos
                                      Title:  Manager

          Certificate of Authentication:

This is one of the Warrants
referred to in the within
mentioned Warrant Agreement:

THE BANK OF NEW YORK,
  as Warrant Agent


By:  _______________________
     Authorized Signatory


Date of Authentication:  ____________________

                         [FORM OF WARRANT CERTIFICATE]
                         -----------------------------

                                   [REVERSE]

                             SW ACQUISITION, L.P.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on April 1, 2011 (the "Expiration Date"), each of which represents the right to purchase
              ---------------
at any time on or after the Exercisability Date (as defined in the Warrant Agreement) and on or prior to the Expiration Date, one fully paid Partnership Interest, subject to adjustment as set forth in Article V of the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of May 26, 2000 (the "Warrant Agreement"), duly executed and delivered by the
                   -----------------
Partnership to The Bank of New York, as Warrant Agent (the "Warrant Agent"),
                                                            -------------
which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Partnership and the holders (the words "holders" or holder" meaning the registered holders or registered holder) of the Warrants.

          Warrants may be exercised by (i) surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) to the extent such exercise is not being effected through a Cashless Exercise by paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

          If all of the items referred to in the preceding paragraph are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the preceding paragraph are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on April 1, 2011, if all of the items referred to in the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

          As soon as practicable after the exercise of any Warrant or Warrants, the Partnership shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing the Partnership Interest or Partnership Interests to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Partnership Interest or Partnership Interests shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Partnership Interest or Partnership Interests as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

          Warrant Certificates, when surrendered at any office or agency maintained by the Partnership for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Partnership for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Partnership and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Partnership nor the Warrant Agent shall be affected by any notice to the contrary.

          The term "Business Day" shall mean any day other than a Saturday or
                    ------------
Sunday on which banks in New York City are open for business.

          The Partnership Interests are entitled to certain of the benefits and subject to certain of the obligations under the Amended and Restated Agreement of Limited Partnership of SW

Acquisition, L.P., dated as of May 26, 2000, among the partners of the Partnership (the "Amended Partnership Agreement"). The Amended Partnership
                  -----------------------------
Agreement provides the holders of Partnership Interests with, among other things, the right, subject to the conditions and limitations contained therein, to include the Partnership Interests in certain registration statements filed by the Partnership for its account or for the account of any of its securityholders. In addition, the holder of this Warrant, by acceptance of this Warrant, agrees to be subject to any Bring-Along Right (as defined in the Amended Partnership Agreement) set forth in the Amended Partnership Agreement to the extent that a holder of Partnership Interests issued upon exercise of such Warrant would be subject to such Bring-Along Right. In the event of any sale of Warrants pursuant to a Bring-Along Right, Warrant holders will receive the consideration for their Warrants that they would have received for Partnership Interests if they had exercised their Warrants immediately before the sale.

                        (FORM OF ELECTION TO EXERCISE)

(To be executed upon exercise of Warrants on the Exercise Date)

          The undersigned hereby irrevocably elects to exercise [     ] of the
Warrants represented by this Warrant Certificate and purchase the entire Partnership Interests issuable upon the exercise of such Warrants and herewith tenders payment for such Partnership Interests as follows:

          $[     ] in cash or by certified or official bank check; or by a
decrease in the undersigned's Applicable Capital Contribution by an amount equal to the aggregate Exercise Price pursuant to a Cashless Exercise (as defined in the Warrant Agreement).

          The undersigned requests that a certificate representing such Partnership Interests be registered in the name of ____________________ whose address is _________________________ and that such certificate be delivered to __________________________ whose address is __________________________.

          Dated __________________, ____

          Name of holder of
          Warrant Certificate:  _______________________________
                                         (Please Print)

          Tax Identification or
          Social Security Number:  ____________________________

          Address:  ___________________________________________
                    ___________________________________________
          Signature:  _________________________________________

                      Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Partnership Interests or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed as provided in the Warrant Agreement.

Dated ____________________, ____

          Signature:  ________________________________________

                      Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

          Signature Guaranteed:  _____________________________


                             [FORM OF ASSIGNMENT]

          For value received _______________________ hereby sells, assigns and transfers unto _____________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Partnership, with full power of substitution in the premises.

Dated ____________________, ____

          Signature:  ________________________________________
                      Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

          Signature Guaranteed:  _____________________________

               SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS/1/
               ----------------------------------------------

          The following exchanges of a part of this Global Warrant for certificated Warrants have been made:

                                                                  Number of
                                                                 Warrants of
                    Amount of              Amount of             this Global
                   decrease in            increase in              Warrant           Signature of
                    Number of              Number of              following           authorized
Date of         Warrants of this        Warrants of this        such decrease        signatory of
Exchange         Global Warrant          Global Warrant         (or increase)       Warrant Agent
----------------------------------------------------------------------------------------------------


_________________________
/1/  This is to be included only if the Warrant is in global form.

                                                                       EXHIBIT B
                                                                       ---------
                       FORM OF LEGEND FOR GLOBAL WARRANT
                       ---------------------------------

          Any Global Warrant authenticated and delivered hereunder shall bear a legend in substantially the following form:

          THIS SECURITY IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C
                                                                       ---------
                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF WARRANTS

                  Re:       Warrants to Purchase Partnership

                            Interests in (the "Warrants")
                            SW ACQUISITION, L.P.
                            -----------------------------

          This Certificate relates to ____ Warrants held in* ___ book-entry or* _______ certificated form by ______ (the "Transferor").

The Transferor:*

     [_] has requested the Warrant Agent by written order to deliver in exchange for its beneficial interest in the Global Warrant held by the Depository a Warrant or Warrants in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Warrant (or the portion thereof indicated above); or

     [_] has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

          In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 1.08 of such Warrant Agreement, and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the "Act") because*:
                                         ---

     [_] Such Warrant is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 1.08(a)(y)(A) or Section 1.08(d)(i)(A) of the Warrant Agreement).

     [_] Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Act), in reliance on Rule 144A.

     [_] Such Warrant is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act).

     [_] Such Warrant is being transferred in reliance on Regulation S under the Act.

     [_] Such Warrant is being transferred in accordance with Rule 144 under the Act.

     [_] Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act.

                              ______________________________
                              [INSERT NAME OF TRANSFEROR]

                              By:  _________________________

Date:  _________________
       *Check applicable box.

                                                                       EXHIBIT D
                                                                       ---------
                           Form of Certificate to Be
                         Delivered in Connection with
                Transfers to Institutional Accredited Investors
                -----------------------------------------------

                                                             _____________, ____

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York  10286

Attention:  Corporate Trust Trustee Administration

Ladies and Gentlemen:

          In connection with our proposed purchase of warrants (the "Warrants") to purchase Partnership Interests of SW Acquisition, L.P. (the "Partnership"), we confirm that:

          1. We have received such information as we deem necessary in order to make our investment decision.

          2. We understand that any subsequent transfer of the Warrants is subject to certain restrictions and conditions set forth in the Warrant Agreement and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Warrants except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the offer and sale of the Warrants have not been registered under the Securities Act, and that the Warrants may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Warrants prior to
     (x) the date which is two years after the later of the date of original issuance of the Warrants (or such shorter period as may be prescribed by Rule 144(k) under the Securities Act or any successor provision thereto) or the last day on which the Partnership or any affiliate of the Partnership was owner of such Warrants, or any predecessor thereto, and (y) such later date, if any, as may be required by applicable laws, we will do so only (A) to the

     Partnership, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Warrant Agent a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act and (G) pursuant to another available exemption under the Securities Act, and we further agree to provide to any person purchasing Warrants from us a notice advising such purchaser that resales of the Warrants are restricted as stated herein.

          4. We understand that, on any proposed resale of Warrants, we will be required to furnish to the Warrant Agent and the Partnership, such certification, legal opinions and other information as the Warrant Agent and the Partnership may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Warrants purchased by us will bear a legend to the foregoing effect.

          5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Warrants, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          6. We are acquiring the Warrants purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Partnership are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Transferee]

                                        By:  __________________________
                                              [Authorized Signatory]

          Upon transfer the Warrants would be registered in the name of the new beneficial owner as follows:

Name:______________________________

Address:___________________________

Taxpayer ID Number:________________

                                                                       EXHIBIT E
                                                                       ---------
                           Form of Certificate to Be
                            Delivered in Connection
                          with Regulation S Transfers
                          ---------------------------

                                                           _______________, ____

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York  10286

Attention:  Corporate Trust Trustee Administration

Ladies and Gentlemen:

          In connection with our proposed sale of Warrants of SW Acquisition, L.P. (the "Partnership"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Warrants was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

          (5) we have advised the transferee of the transfer restrictions applicable to the Warrants; and

          (6) if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Warrants may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Warrants under the Securities Act; or pursuant to an available exemption from the registration requirements under the Act.

          You and the Partnership are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S under the Securities Act.

                              Very truly yours,

                              [Name of Transferee]

                              By: ___________________________
                                   [Authorized Signatory]

          Upon transfer the Warrants would be registered in the name of the new beneficial owner as follows:

Name:______________________________

Address:___________________________

Taxpayer ID Number:________________

                                      E-2